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EXHIBIT 10.5

RESTRICTED SHARES AGREEMENT

        RESTRICTED SHARES AGREEMENT, dated as of [                ], by and between BRT Realty Trust, a Massachusetts business trust, having its principal place of business at 60 Cutter Mill Road, Great Neck, New York 11021 (the "Trust") and the person named on the signature page of this Agreement ("Holder").

W I T N E S S E T H

        A.    The Board of Trustees of the Trust adopted, and the shareholders of the Trust approved, the BRT Realty Trust 2009 Incentive Plan, a copy of which is annexed hereto as Exhibit A and made a part hereof (the "Plan");

        B.    The Compensation Committee of the Board of Trustees ("Committee") and the Board of Trustees have approved an award of restricted shares of the Trust's common shares of beneficial interest, $3.00 par value per share (the "Restricted Shares") to the Holder, all in accordance with the terms and conditions of the Plan and this Agreement; and

        C.    Unless otherwise defined herein, the defined terms used in this Agreement shall have the meanings set forth in the Plan

        NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the Trust and the Holder hereby agree as follows:

        1.    Participant.    Holder (a) performs services on behalf of the Trust, either directly or indirectly, or pursuant to a Shared Services Agreement among the Trust, One Liberty Properties, Inc., Gould Investors L.P. and other entities and is deemed an employee of the Trust for all purposes of the Plan and this Agreement, or (b) is a member of the Board of Trustees of the Trust.

        2.    Award.    Holder is hereby awarded the number of Restricted Shares set forth opposite Holder's name on the signature page hereof. A stock certificate representing the Restricted Shares will be issued in the name of the Holder as soon as practicable following the execution of this Agreement by both of the parties hereto.

        3.    Stock Certificate.    The stock certificate representing the Restricted Shares registered in the name of the Holder shall remain in the custody of the Trust and the Holder shall execute, deliver to and deposit with the Trust a stock power, duly endorsed in blank, so as to permit the retransfer to the Trust of the Restricted Shares if it shall be forfeited or otherwise does not vest in accordance with the Plan and this Agreement. The certificate representing the Restricted Shares shall bear the following restrictive legends:

          "The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the BRT Realty Trust 2009 Incentive Plan and to the terms and conditions of an Agreement entered into between the registered owner of the shares and BRT Realty Trust."

          "The shares represented by this certificate have been registered under the Securities Act of 1933, as amended, but may not be sold, transferred, assigned, hypothecated or otherwise disposed of except pursuant to Rule 144 promulgated under the said Act or receipt by the Trust of an opinion of counsel, satisfactory to its counsel, to the effect that the said shares may be disposed of without restriction."

        4.    Vesting of Restricted Shares.

        (a)   Unless the Restricted Shares are forfeited pursuant to this Agreement or the Plan, the Restriction Period (as defined in the Plan) for the Restricted Shares shall terminate upon the earlier of (such date, the "Vesting Date,") (i) the death, Disability (as defined in the Plan) or Retirement (as defined in Section 4(b)) of the Holder, (ii) an Approved Transaction, a Board Change or a Control

Purchase (as each term is defined in the Plan), subject to Section 7 below and the Plan, and (iii) [five years from the date hereof]. On the Vesting Date, (x) the Restriction Period shall terminate, (y) the Restricted Shares shall vest and (z) Retained Distributions (as defined in Section 5), if any, with respect to the Restricted Shares shall vest and be delivered to Holder.

        (b)   As used herein, "Retirement" means (i) a Trustee who has served as a Trustee, but not an officer, of the Trust for at least three years and resigns his position as a Trustee or does not stand for re-election as a Trustee, such Trustee's Retirement shall be deemed to have occurred on the expiration of such Trustee's term of office; and (ii) an executive officer who has served for the past five years as an executive officer of Trust and is at least 65 years old, resigns from his position at the Trust and does not take a position with, or act as a consultant to, a company engaged in activities that are the same or similar to the Trust's activities, such executive officer's Retirement shall be deemed to have occurred on the date of his resignation; provided, however, that a Retirement shall not be deemed to have occurred if the Trustee or executive officer, as the case my be, has at any time during his service to the Trust acted contrary to the bests interest of the Trust, as determined by the Committee in its sole discretion.

        5.    Rights During Restriction Period.    During the Restriction Period, if the Restricted Shares have not been forfeited, Holder will have the right to vote the Restricted Shares, to receive and retain dividends and distributions paid or distributed on the Restricted Shares by the Trust in the ordinary course of its business as a real estate investment trust and to exercise all other rights, powers and privileges of a holder of the Trust's Beneficial Shares (as defined in the Plan) with respect to the Restricted Shares; except that (a) the Holder will not be entitled to delivery of the stock certificate representing the Restricted Shares until the Vesting Date, (b) the Trust will retain custody of the stock certificate until the Vesting Date, (c) other than regular and special distributions paid by the Trust in the ordinary course of its business as a real estate investment trust, the Trust will retain custody of all distributions made or declared with respect to the Restricted Shares (the "Retained Distributions") until the Vesting Date, and such Retained Distributions shall not vest or bear interest or be segregated in a separate account, (d) the Holder may not sell, assign, transfer, pledge, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them until the Vesting Date, and (e) a breach of any restrictions, terms or conditions provided herein or in the Plan will cause a forfeiture of the Restricted Shares and any Retained Distributions with respect thereto.

        6.    Forfeiture.    In the event that the Holder's relationship with the Trust as a Trustee, officer, employee or consultant (including the relationship of any employee who is employed by an affiliate of the Trust) shall terminate during the Restriction Period for any reason other than Holder's death, Disability or Retirement, an Approved Transaction, a Board Change or a Control Purchase, then the Holder's rights to the Restricted Shares and to any Retained Distributions shall be forfeited immediately, the Trust shall transfer the certificate representing the Restricted Shares to the Trust and the Holder shall not have any rights whatsoever (including the right to receive any dividends and voting rights) with respect to the Restricted Shares and the Retained Distributions.

        7.    Approved Transaction, Board Change or Control Purchase.    The Restricted Shares shall not vest upon an Approved Transaction, a Board Change or a Control Purchase notwithstanding Section 4 above, if the Committee, in its sole discretion, determines effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new award for the Restricted Shares, or for the assumption of the Restricted Shares or the awarding of a new award, equivalent, as nearly as is practicable, to the Restricted Shares, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Restricted Shares may be changed, converted or exchanged in connection with the Approved Transaction, Board Change or Control Purchase. The Vesting Date for the Restricted Shares (or the new or substituted award) shall occur upon the earlier of (a) the death, Disability or Retirement of the Holder and (b) [five years from the date hereof].

        8.    Changes in Employment.    If Holder is deemed an employee of the Trust pursuant to Section 1(a) above, the Restricted Shares shall not be affected by any change of Holder's employment if Holder continues to be an employee of the Trust, its subsidiaries or affiliates. Nothing contained in the Plan or in this Agreement, and no action of the Trust or the Committee, shall confer or be construed to confer on the Holder any right to continue in the employ of the Trust, its subsidiaries or affiliates. Nothing contained in the Plan or in this Agreement, and no action of the Trust or Committee, shall interfere in any way with the right of the Trust, its subsidiaries or affiliates to terminate the employment of the Holder at any time, with or without cause, or terminate the relationship of the Trust (or any affiliate) with the Holder at any time, with or without cause.

        9.    Pledge, Sale Assignment, Etc.    Holder shall not permit the Restricted Shares to be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge shall be deemed void by the Trust, and the Committee may, at its sole discretion cause the Restricted Shares to be forfeited upon such event. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Holder.

        10.    Beneficiaries.    The Holder shall have the right to designate a beneficiary or beneficiaries of the Restricted Shares and may change such designation from time to time by filing a written designation of beneficiary with the Committee on a form prescribed by the Committee, provided that no such designation shall be effective unless filed with the Committee prior to the death of the Holder.

        11.    Administration.    The Plan shall be administered by the Committee in accordance with the terms and conditions of the Plan. Any decisions made by the Committee relating to the administration of the Plan, or to the construction or interpretation of the Plan or this Agreement, shall be final and binding upon the Trust and the Holder. Any dispute relating to the Plan or this Agreement (including any dispute relating to forfeiture) shall be resolved by the Committee using such procedures as the Committee shall deem appropriate and the decision of the Committee (including the resolution of any dispute relating to forfeiture) shall be final and unappealable in all respects.

        12.    Share Registration.    The Holder acknowledges that the Restricted Shares have been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, and that at such time as the Restriction Period has been satisfied or accelerated, the Restricted Shares may not be sold, assigned, transferred, pledged, exchanged, encumbered or disposed of, except pursuant to the Securities Act of 1933 and the rules and regulations thereunder and the rules and regulations of any securities exchange or association on which the Restricted Shares may be listed or quoted. The Trust agrees that for so long as any Restricted Shares are registered under the Securities Exchange Act of 1934, as amended, the Trust will use its reasonable efforts to comply with any legal requirements to maintain a registration statement in effect under the Securities Act of 1933 with respect to all Restricted Shares that may be issued to holders under the Plan and to file in a timely manner all reports required to be filed by it under the Securities Exchange Act of 1934.

        13.    Board's Authority.    The adoption of the Plan by the Trust shall not be construed as creating any limitations on the power of its Board of Trustees to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options and the awarding of stock and cash otherwise then under the Plan and such arrangements may be either generally applicable or applicable only in specific cases.

        14.    Incentive Compensation.    By acceptance of the Restricted Shares and the execution of this Agreement, the Holder agrees that the Restricted Shares are special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Trust or any subsidiary of the Trust. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Restricted Shares will not effect the amount of any life insurance, if any, provided by the Trust on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Trust or any subsidiary of the Trust.

        15.    No Segregation.    Neither the Trust nor any subsidiary of the Trust shall be required to segregate any cash or Restricted Shares which may at any time be represented by awards under the Plan and the Plan shall constitute an "unfunded" plan of the Trust. Neither the Trust nor any subsidiary of the Trust shall by any provisions of the Plan be deemed a trustee of any Restricted Shares or any other property, and the liabilities of the Trust and any subsidiary of the Trust to the Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan and this Agreement and the rights of the Holder or his/her beneficiary under the Plan shall be limited to those of a general creditor of the Trust or the applicable subsidiary of the Trust, as the case may be.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

BRT REALTY TRUST

By:

Name of Holder	Number of Restricted Shares Awarded to Holder

Signature of Holder

Holder's Address

Holder's Social Security

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  EXHIBIT 10.5
RESTRICTED SHARES AGREEMENT
W I T N E S S E T H